Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Fourth Quarter and Full Year 2025 Results

NASHVILLE, Tenn. (February 23, 2026) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a leading lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the three and twelve months ended December 31, 2025.

Fourth Quarter 2025 Highlights and Recent Developments:

●	The Company reported all-time quarterly record consolidated revenue of $737.8 million, driven by quarterly record same-store Hospitality(1) segment revenue of $578.2 million and record fourth quarter Entertainment segment revenue of $109.5 million.
●	The Company generated fourth quarter net income of $74.5 million and consolidated Adjusted EBITDAre of $224.3 million.
●	During the fourth quarter, the Company booked over 1.2 million same-store Hospitality(1) Gross Definite Room Nights for all future periods. The estimated average daily rate (ADR) for these bookings was approximately $299, an increase of 6.1% compared to prior year quarter estimated ADR for future bookings and a new record.
●	Subsequent to quarter-end, the Company refinanced its corporate revolving credit facility, increasing the size from $700 million to $850 million and extending the maturity from May 2027 to January 2030. The amended revolving credit facility maintains the same pricing, and other terms of the agreement are largely similar to the Company’s previous credit facility agreement.
●	Subsequent to quarter-end, Opry Entertainment Group (OEG) announced the development of a third Category 10 located at Universal Orlando Resort’s CityWalk, expected to open in late 2027. In addition, the City of Simpsonville, South Carolina selected OEG’s bid to manage the CCNB Amphitheatre, beginning in February 2026.
●	The Company declared a cash dividend of $1.20 per share for the first quarter of 2026. The dividend is payable on April 15, 2026, to stockholders of record as of March 31, 2026.

(1)	Same-store Hospitality excludes JW Marriott Desert Ridge, which was acquired June 10, 2025.

Full Year 2025 Highlights:

●	The Company generated record full year consolidated revenue of $2.6 billion, with net income of $247.3 million and consolidated Adjusted EBITDAre of $794.7 million.
●	The Company booked nearly 3.0 million same-store Hospitality Gross Definite Room Nights for all future periods. The estimated ADR for those bookings was approximately $292, an increase of 3.5% over 2024 estimated ADR for future bookings and a new record.
●	In 2025, the Company declared total dividends of $4.65 per share, an increase of 4.5% from total dividends declared in 2024; it intends to pay aggregate minimum dividends for 2026 of $4.80 per share, subject to the Board’s future determinations.

Mark Fioravanti, President and Chief Executive Officer of Ryman Hospitality Properties, said, “We are very pleased to deliver strong full year results, near the top end of our most recent guidance ranges, with our Entertainment segment, as well as AFFO and AFFO per diluted share, surpassing the high end of those expectations. Our fourth quarter performance reflected strong demand for our holiday programming in our Hospitality segment and stronger-than-anticipated volumes across our downtown Nashville Entertainment venues.

In our Hospitality business, meeting planner sentiment strengthened as the quarter progressed, driving monthly record same-store gross group room night, projected revenue, and projected ADR bookings production for all future periods during December. This momentum underscores the effectiveness of our long-term capital deployment strategy, which we believe positions our portfolio for sustained growth.”

Fioravanti continued, “Looking ahead, projected same-store group rooms revenue on the books for 2026 is pacing up approximately 6% compared to the same time last year for 2025, supported by expected mid-single-digit ADR growth on these bookings for 2026. We believe the investments we’ve made, and continue to make across our portfolio, are creating durable demand and positioning the business for another strong year.”

Fourth Quarter and Full Year 2025 Results (as compared to Fourth Quarter and Full Year 2024):

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except per share amounts)			%				%
	2025	2024	Change		2025	2024	Change
Total revenue	$737,808	$647,633	13.9%		$2,577,061	$2,339,226	10.2%

Operating income	$142,854	$120,502	18.5%		$487,012	$490,834	(0.8)%
Operating income margin	19.4%	18.6%	0.8	pts	18.9%	21.0%	(2.1)	pts

Net income	$74,462	$72,291	3.0%		$247,310	$280,190	(11.7)%
Net income margin	10.1%	11.2%	(1.1)	pts	9.6%	12.0%	(2.4)	pts

Net income available to common stockholders	$73,825	$68,766	7.4%		$243,425	$271,638	(10.4)%
Net income available to common stockholders margin	10.0%	10.6%	(0.6)	pts	9.4%	11.6%	(2.2)	pts
Net income available to common stockholders per diluted share (1)	$1.11	$1.13	(1.8)%		$3.77	$4.38	(13.9)%

Adjusted EBITDAre	$224,262	$188,642	18.9%		$794,693	$757,705	4.9%
Adjusted EBITDAre margin	30.4%	29.1%	1.3	pts	30.8%	32.4%	(1.6)	pts
Adjusted EBITDAre, excluding noncontrolling interest	$214,489	$179,015	19.8%		$761,294	$725,959	4.9%
Adjusted EBITDAre, excluding noncontrolling interest margin	29.1%	27.6%	1.5	pts	29.5%	31.0%	(1.5)	pts

Funds From Operations (FFO) available to common stockholders and unit holders	$145,376	$127,691	13.8%		$510,561	$500,016	2.1%
FFO available to common stockholders and unit holders per diluted share/unit (1)	$2.19	$2.08	5.3%		$7.93	$8.05	(1.5)%

Adjusted FFO available to common stockholders and unit holders	$154,572	$131,460	17.6%		$539,592	$527,821	2.2%
Adjusted FFO available to common stockholders and unit holders per diluted share/unit (1)	$2.38	$2.15	10.7%		$8.46	$8.54	(0.9)%

(1)	Diluted weighted average common shares for the three and twelve months ended December 31, 2025 includes the impact of approximately 3.0 million additional shares issued on May 21, 2025. Diluted weighted average common shares for the three months ended December 31, 2025 and 2024 include 4.4 million and 3.5 million, respectively, and for the twelve months ended December 31, 2025 and 2024 include 3.9 million and 3.5 million, respectively, in equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company's OEG business, which may be settled in cash or shares at the Company's option.

Note: Consolidated results for the twelve months ended December 31, 2024 reflect franchise tax refunds for the 2020 through 2023 tax periods, totaling approximately $9.1 million.

Note: For the Company’s definitions of Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest, Adjusted EBITDAre, excluding noncontrolling interest margin, FFO available to common stockholders and unit holders, and Adjusted FFO available to common stockholders and unit holders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income and a reconciliation of the non-GAAP financial measures FFO available to common stockholders and unit holders and Adjusted FFO available to common stockholders and unit holders to Net Income, see “Non-GAAP Financial Measures,” “EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition,” “Adjusted EBITDAre Margin and Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition” “FFO, Adjusted FFO, and Adjusted FFO Available to Common Stockholders and Unit Holders Definition” and “Supplemental Financial Results” below.

Hospitality Segment

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2025	2024	Change		2025	2024	Change
Hospitality revenue	$628,276	$549,450	14.3%		$2,143,086	$1,997,050	7.3%
Same-store Hospitality revenue (1)	$578,160	$549,450	5.2%		$2,051,503	$1,997,050	2.7%

Hospitality operating income	$131,370	$110,258	19.1%		$462,177	$467,109	(1.1)%
Hospitality operating income margin	20.9%	20.1%	0.8	pts	21.6%	23.4%	(1.8)	pts
Hospitality Adjusted EBITDAre	$198,220	$165,272	19.9%		$713,944	$684,049	4.4%
Hospitality Adjusted EBITDAre margin	31.5%	30.1%	1.4	pts	33.3%	34.3%	(1.0)	pts

Same-store Hospitality operating income (1)	$125,890	$110,258	14.2%		$462,956	$467,109	(0.9)%
Same-store Hospitality operating income margin (1)	21.8%	20.1%	1.7	pts	22.6%	23.4%	(0.8)	pts
Same-store Hospitality Adjusted EBITDAre (1)	$183,721	$165,272	11.2%		$695,070	$684,049	1.6%
Same-store Hospitality Adjusted EBITDAre margin (1)	31.8%	30.1%	1.7	pts	33.9%	34.3%	(0.4)	pts

Hospitality performance metrics:
Occupancy	65.7%	66.7%	(1.0)	pts	68.7%	69.1%	(0.4)	pts
Average Daily Rate (ADR)	$286.46	$267.45	7.1%		$266.79	$257.81	3.5%
RevPAR	$188.09	$178.37	5.4%		$183.29	$178.24	2.8%
Total RevPAR	$552.34	$523.24	5.6%		$491.44	$478.05	2.8%

Same-store Hospitality performance metrics: (1)
Occupancy	66.0%	66.7%	(0.7)	pts	69.2%	69.1%	0.1	pts
ADR	$280.98	$267.45	5.1%		$265.44	$257.81	3.0%
RevPAR	$185.41	$178.37	3.9%		$183.73	$178.24	3.1%
Total RevPAR	$550.58	$523.24	5.2%		$492.43	$478.05	3.0%

Gross definite room nights booked	1,233,797	1,373,303	(10.2)%		2,985,990	3,158,681	(5.5)%
Net definite room nights booked	1,004,590	1,154,743	(13.0)%		2,209,541	2,469,881	(10.5)%
Group attrition (as % of contracted block)	15.5%	15.8%	(0.3)	pts	15.6%	15.4%	0.2	pts
Cancellations ITYFTY (2)	5,584	2,435	129.3%		68,570	41,087	66.9%

(1)	Same-store Hospitality excludes JW Marriott Desert Ridge, which was acquired June 10, 2025.
(2)	“ITYFTY” represents In The Year For The Year.

Note: Hospitality and same-store Hospitality results for the twelve months ended December 31, 2024 reflect franchise tax refunds for the 2020 through 2023 tax periods, totaling approximately $5.6 million.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR and Total RevPAR” below. Property-level results and operating metrics for fourth quarter 2025 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income, and property-level Adjusted EBITDAre to property-level Operating Income for each of the hotel properties.

2025 Hospitality Segment Highlights

●	The same-store Hospitality portfolio generated record full year RevPAR of approximately $184, an increase of 3.1% from 2024, and record Total RevPAR of approximately $492, an increase of 3.0% from 2024. Full year same-store operating income was $463.0 million, and same-store Adjusted EBITDAre was $695.1 million, both setting new all-time records.
●	Record fourth quarter same-store banquet and AV revenue increased 4.6% year over year, driven by higher contribution per group room night, a proxy for catering spend per group guest.
●	Same-store attrition and cancellation fee revenue was approximately $15.9 million for the fourth quarter and $43.7 million for the full year.
●	The Company’s ICE! programming attracted over 1.5 million ticketed guests, an increase of 14.2% compared to last year, led by record property-level ticket sales at Gaylord Opryland and Gaylord Rockies.
●	As of December 31, 2025 for 2026, projected same-store group rooms revenue on the books was 6.0% above projected group rooms revenue on the books as of December 31, 2024 for 2025 (“same time last year”). As of December 31, 2025, projected same-store occupancy on the books for 2026 was approximately 50%, and projected ADR on the books was approximately 4.6% over same time last year.

Gaylord Opryland

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2025	2024	Change		2025	2024	Change
Revenue	$147,383	$138,706	6.3%		$484,104	$495,552	(2.3)%

Operating income	$48,188	$40,807	18.1%		$144,113	$152,896	(5.7)%
Operating income margin	32.7%	29.4%	3.3	pts	29.8%	30.9%	(1.1)	pts
Adjusted EBITDAre	$56,534	$48,850	15.7%		$177,197	$185,442	(4.4)%
Adjusted EBITDAre margin	38.4%	35.2%	3.2	pts	36.6%	37.4%	(0.8)	pts

Performance metrics:
Occupancy	72.3%	71.2%	1.1	pts	69.1%	70.9%	(1.8)	pts
ADR	$288.21	$272.81	5.6%		$266.19	$258.62	2.9%
RevPAR	$208.34	$194.35	7.2%		$184.00	$183.35	0.4%
Total RevPAR	$554.70	$522.05	6.3%		$459.25	$468.82	(2.0)%

Note: Gaylord Opryland results for the twelve months ended December 31, 2024 reflect franchise tax refunds for the 2020 through 2023 tax periods, totaling approximately $5.4 million.

Gaylord Palms

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2025	2024	Change		2025	2024	Change
Revenue	$88,247	$79,867	10.5%		$316,498	$302,371	4.7%

Operating income	$16,646	$12,420	34.0%		$62,096	$63,228	(1.8)%
Operating income margin	18.9%	15.6%	3.3	pts	19.6%	20.9%	(1.3)	pts
Adjusted EBITDAre	$26,330	$20,805	26.6%		$100,316	$92,672	8.2%
Adjusted EBITDAre margin	29.8%	26.0%	3.8	pts	31.7%	30.6%	1.1	pts

Performance metrics:
Occupancy	63.8%	60.3%	3.5	pts	70.7%	64.6%	6.1	pts
ADR	$283.58	$269.95	5.0%		$258.14	$249.98	3.3%
RevPAR	$181.06	$162.87	11.2%		$182.45	$161.45	13.0%
Total RevPAR	$558.32	$505.31	10.5%		$504.73	$480.88	5.0%

Gaylord Texan

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2025	2024	Change		2025	2024	Change
Revenue	$106,311	$109,256	(2.7)%		$349,264	$351,151	(0.5)%

Operating income	$31,053	$35,373	(12.2)%		$100,230	$106,416	(5.8)%
Operating income margin	29.2%	32.4%	(3.2)	pts	28.7%	30.3%	(1.6)	pts
Adjusted EBITDAre	$37,422	$41,207	(9.2)%		$124,906	$129,605	(3.6)%
Adjusted EBITDAre margin	35.2%	37.7%	(2.5)	pts	35.8%	36.9%	(1.1)	pts

Performance metrics:
Occupancy	67.1%	74.7%	(7.6)	pts	69.8%	74.6%	(4.8)	pts
ADR	$277.67	$270.13	2.8%		$259.13	$252.65	2.6%
RevPAR	$186.41	$201.76	(7.6)%		$180.80	$188.58	(4.1)%
Total RevPAR	$637.02	$654.66	(2.7)%		$527.50	$528.90	(0.3)%

Gaylord National

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2025	2024	Change		2025	2024	Change
Revenue	$93,917	$84,936	10.6%		$336,257	$311,330	8.0%

Operating income	$15,061	$10,269	46.7%		$51,693	$46,306	11.6%
Operating income margin	16.0%	12.1%	3.9	pts	15.4%	14.9%	0.5	pts
Adjusted EBITDAre	$24,534	$19,849	23.6%		$93,115	$87,849	6.0%
Adjusted EBITDAre margin	26.1%	23.4%	2.7	pts	27.7%	28.2%	(0.5)	pts

Performance metrics:
Occupancy	63.9%	60.4%	3.5	pts	67.4%	64.8%	2.6	pts
ADR	$275.24	$265.94	3.5%		$257.22	$251.80	2.2%
RevPAR	$175.76	$160.71	9.4%		$173.38	$163.16	6.3%
Total RevPAR	$511.44	$462.53	10.6%		$461.55	$426.17	8.3%

Gaylord Rockies

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2025	2024	Change		2025	2024	Change
Revenue	$82,612	$76,825	7.5%		$313,233	$290,141	8.0%

Operating income	$12,413	$6,755	83.8%		$66,190	$56,233	17.7%
Operating income margin	15.0%	8.8%	6.2	pts	21.1%	19.4%	1.7	pts
Adjusted EBITDAre	$27,458	$21,395	28.3%		$125,897	$113,327	11.1%
Adjusted EBITDAre margin	33.2%	27.8%	5.4	pts	40.2%	39.1%	1.1	pts

Performance metrics:
Occupancy	67.4%	71.5%	(4.1)	pts	75.9%	74.3%	1.6	pts
ADR	$277.48	$252.73	9.8%		$264.85	$253.11	4.6%
RevPAR	$187.15	$180.80	3.5%		$201.02	$188.09	6.9%
Total RevPAR	$598.24	$556.33	7.5%		$571.73	$528.14	8.3%

JW Marriott Hill Country

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)			%				%
	2025	2024	Change		2025	2024	Change
Revenue	$53,718	$53,460	0.5%		$227,182	$220,524	3.0%

Operating income	$2,454	$3,860	(36.4)%		$37,402	$38,408	(2.6)%
Operating income margin	4.6%	7.2%	(2.6)	pts	16.5%	17.4%	(0.9)	pts
Adjusted EBITDAre	$10,548	$11,612	(9.2)%		$69,183	$68,601	0.8%
Adjusted EBITDAre margin	19.6%	21.7%	(2.1)	pts	30.5%	31.1%	(0.6)	pts

Performance metrics:
Occupancy	58.5%	60.4%	(1.9)	pts	67.2%	69.2%	(2.0)	pts
ADR	$310.71	$301.63	3.0%		$329.16	$317.32	3.7%
RevPAR	$181.62	$182.17	(0.3)%		$221.06	$219.58	0.7%
Total RevPAR	$582.72	$579.93	0.5%		$621.17	$601.32	3.3%

JW Marriott Desert Ridge(1)

	Three Months Ended	Period Ended
	December 31,	December 31,
($ in thousands, except ADR, RevPAR, and Total RevPAR)
	2025	2025
Revenue	$50,116	$91,583

Operating income (loss)	$5,480	$(779)
Operating income (loss) margin	10.9%	(0.9)%
Adjusted EBITDAre	$14,499	$18,874
Adjusted EBITDAre margin	28.9%	20.6%

Performance metrics:
Occupancy	61.7%	57.7%
ADR	$356.94	$301.38
RevPAR	$220.26	$173.85
Total RevPAR	$573.42	$470.26

(1)	JW Marriott Desert Ridge was acquired by the Company on June 10, 2025, therefore there are no comparison figures.

Entertainment Segment

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in thousands)			%				%
	2025	2024	Change		2025	2024	Change
Revenue	$109,532	$98,183	11.6%		$433,975	$342,176	26.8%

Operating income	$22,901	$21,208	8.0%		$68,539	$66,192	3.5%
Operating income margin	20.9%	21.6%	(0.7)	pts	15.8%	19.3%	(3.5)	pts
Adjusted EBITDAre	$34,878	$31,938	9.2%		$114,463	$105,672	8.3%
Adjusted EBITDAre margin	31.8%	32.5%	(0.7)	pts	26.4%	30.9%	(4.5)	pts

Note: Entertainment results for the twelve months ended December 31, 2024 reflect franchise tax refunds for the 2020 through 2023 tax periods, totaling approximately $3.4 million.

Fioravanti continued, “Our Entertainment business exceeded our expectations in the fourth quarter, driven by stronger volumes in our downtown Nashville venues and record performance metrics for the Opry during its October birthday month. Building on the successes of 2025, we recently announced several new growth opportunities, including two amphitheater venues under management and further expansion of the Category 10 brand in Las Vegas and Orlando. Demand for country music and live entertainment remains robust, and our unique portfolio of iconic brands is well-positioned for continued growth in 2026 and beyond.”

Corporate and Other Segment

	Three Months Ended			Year Ended
	December 31,			December 31,
($ in thousands)			%			%
	2025	2024	Change	2025	2024	Change
Operating loss	$(11,417)	$(10,964)	(4.1)%	$(43,704)	$(42,467)	(2.9)%
Adjusted EBITDAre	$(8,836)	$(8,568)	(3.1)%	$(33,714)	$(32,016)	(5.3)%

Note: Corporate and Other results for the twelve months ended December 31, 2024 reflect franchise tax refunds for the 2020 through 2023 tax periods, totaling approximately $0.1 million.

Capital Expenditures

In 2025, the Company’s capital expenditures totaled approximately $358.2 million, primarily related to its Hospitality business. The Company estimates the full year 2025 impact of construction-related disruption to its same-store Hospitality business was approximately 190 basis points to RevPAR, 170 basis points to Total RevPAR, and $23 million to operating income and Adjusted EBITDAre, an improvement relative to the Company’s estimates at the beginning of 2025 due to timing shifts related to the Gaylord Texan rooms renovation and less-than-anticipated disruption at Gaylord Opryland. During the year, the Company completed meeting space renovations at Gaylord Opryland and JW Marriott Desert Ridge.

In 2026, the Company expects to spend approximately $350 to $450 million on capital expenditures.

Ongoing projects continuing into 2026 include:

●	Continuation of the Foundry Fieldhouse sports bar, pavilion, and event lawn development at Gaylord Opryland, which is expected to be completed in April 2026;
●	Continuation of the meeting space expansion at Gaylord Opryland, which is expected to be completed in 2027;
●	Renovation of the rooms at Gaylord Texan, which began in July 2025 and is expected to be completed by mid-year 2026; and
●	The development of Category 10 Las Vegas, which is expected to be completed in late 2026.

Additional major projects planned for 2026 include:

●	Renovation of the rooms at JW Marriott Hill Country (estimated project cost: $90 million), which is expected to begin in April 2026 and continue through the first quarter of 2027; and
●	The development of Category 10 in Orlando (estimated project cost: $35 million), which is expected to begin in summer 2026 with an expected completion date in late 2027.

2026 Guidance

The Company is providing its 2026 business performance outlook based on current information as of February 23, 2026, including the estimated business impact from Winter Storm Fern. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update or withdraw its full business outlook or any portion thereof at any time for any reason.

Fioravanti concluded, “We are pleased to initiate our outlook for 2026, which, at the midpoint, reflects low single-digit Adjusted EBITDAre growth for the same-store Hospitality segment and high single-digit Adjusted EBITDAre growth for the Entertainment segment. Our outlook for the same-store Hospitality segment assumes growth in our group business and a stable leisure business. Our outlook for the Entertainment segment reflects momentum behind Opry 100 and our investments in festivals, amphitheaters and Category 10 Las Vegas.”

	Guidance Range
(in millions, except per share figures)	For Full Year 2026 (1)
	Low	High	Midpoint
Same-store Hospitality RevPAR growth(2)	1.50%	3.50%	2.50%
Same-store Hospitality Total RevPAR growth(2)	1.50%	3.50%	2.50%

Operating income:
Hospitality (same-store) (2)	$466.5	$483.5	$475.0
JW Marriott Desert Ridge	30.5	33.0	31.8
Entertainment	74.8	79.5	77.1
Corporate and Other	(50.5)	(49.0)	(49.8)
Consolidated operating income	$521.3	$547.0	$534.1

Adjusted EBITDAre:
Hospitality (same-store) (2)	$700.0	$730.0	$715.0
JW Marriott Desert Ridge	65.0	70.0	67.5
Entertainment	120.0	130.0	125.0
Corporate and Other	(39.0)	(35.0)	(37.0)
Consolidated Adjusted EBITDAre	$846.0	$895.0	$870.5

Net income	$260.0	$273.0	$266.5
Net income available to common stockholders	$250.0	$261.0	$255.5

FFO available to common stockholders and unit holders	$535.0	$563.5	$549.3
Adjusted FFO available to common stockholders and unit holders	$559.3	$597.0	$578.1

Net income available to common stockholders per diluted share (3)	$3.80	$3.93	$3.87
Adjusted FFO available to common stockholders and unit holders
per diluted share/unit (3)	$8.50	$9.00	$8.75

Weighted average shares outstanding - diluted (3)	68.4	68.4	68.4
Weighted average shares and OP units outstanding - diluted (3)	68.8	68.8	68.8

(1)	Includes JW Marriott Desert Ridge, except as otherwise noted. Amounts are calculated based on unrounded numbers.
(2)	Same-store Hospitality excludes JW Marriott Desert Ridge, which was acquired June 10, 2025.
(3)	Includes shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.

Note: For reconciliations of Consolidated Adjusted EBITDAre guidance to Net Income, segment-level Adjusted EBITDAre to segment-level Operating Income, and FFO and Adjusted FFO available to common stockholders and unit holders to Net Income available to common stockholders, see “Reconciliation of Forward-Looking Statements.”

Dividend Update

On January 15, 2026, the Company paid the previously announced quarterly cash dividend of $1.20 per common share, which was paid to stockholders of record as of December 31, 2025.

Today, the Company declared its first quarter 2026 cash dividend of $1.20 per share of common stock, payable on April 15, 2026, to stockholders of record as of March 31, 2026. The Company’s dividend policy provides that it will distribute minimum dividends of 100% of REIT taxable income annually. Future dividends are subject to the Board’s future determinations as to amount and timing.

Balance Sheet/Liquidity Update

As of December 31, 2025, the Company had unrestricted cash of $471.4 million and total debt outstanding of $3,976.9 million, net of unamortized deferred financing costs. As of December 31, 2025, there were no amounts drawn under the Company’s revolving credit facility or OEG’s revolving credit facility, which left $780.0 million of aggregate borrowing availability under the Company’s revolving credit facility and OEG’s revolving credit facility.

In December, Fitch upgraded the Company’s corporate family rating to “BB” (from “BB-”), the senior secured credit facility to “BBB-” (from “BB+”), and the senior unsecured notes to “BB” (from “BB-”). Based on this upgrade, the Company met the criteria for an automatic 25-basis-point spread reduction for its Term Loan B, with the applicable interest rate margin on SOFR loans now set at 175 basis points.

In January 2026, the Company refinanced its revolving credit facility, increasing the size from $700 million to $850 million and extending the maturity from May 2027 to January 2030. The amended revolving credit facility maintained the same pricing, and other terms of the agreement are largely similar to the Company’s previous credit facility agreement. The revolving credit facility was undrawn at closing of the refinance.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release tomorrow, February 24, at 10:00 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/News & Events/Events & Presentation) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and entertainment experiences. The Company’s holdings include Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention

Center; Gaylord National Resort & Convention Center; and Gaylord Rockies Resort & Convention Center, five of the top seven largest non-gaming convention center hotels in the United States based on total indoor meeting space. The Company also owns JW Marriott Phoenix Desert Ridge Resort & Spa and JW Marriott San Antonio Hill Country Resort & Spa as well as two ancillary hotels adjacent to our Gaylord Hotels properties. The Company’s hotel portfolio is managed by Marriott International and includes a combined total of 12,364 rooms as well as more than 3 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. RHP also owns an approximate 70% controlling ownership interest in Opry Entertainment Group (OEG), which is composed of entities owning a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium; WSM 650 AM; Ole Red; Category 10; Nashville-area attractions; Block 21, a mixed-use entertainment, lodging, office and retail complex, including the W Austin Hotel and the ACL Live at the Moody Theater, located in downtown Austin, Texas. OEG manages select outdoor live music venues, including Ascend Federal Credit Union Amphitheater in Nashville and, beginning in February 2026, CCNB Amphitheatre in Simpsonville, South Carolina. OEG also owns a majority interest in Southern Entertainment, a leading festival and events business. RHP operates OEG as its Entertainment segment in a taxable REIT subsidiary, and its results are consolidated in the Company’s financial results.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of the Company’s business, anticipated business levels and anticipated financial results for the Company during future periods, the Company’s expected cash dividend, and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effects of inflation and changes in international, national, regional and local economic and market conditions (such as the imposition of trade barriers or other changes in trade policy) on the Company’s business, including the effects on costs of labor and supplies and effects on group customers at the Company’s hotels and customers in OEG’s businesses, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute our strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, the Company’s ability to borrow funds pursuant to its credit agreements and to refinance indebtedness and/or to successfully amend the agreements governing its indebtedness in the future, changes in interest rates, the Company’s integration of the JW Marriott Desert Ridge, the Company’s ability to identify and capitalize on additional value creation opportunities at the JW Marriott Desert Ridge and the occurrence of any event, change or other circumstance that could limit the Company’s ability to capitalize on any additional value creation opportunities it identifies at the JW Marriott Desert Ridge. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S.

Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage, and other ancillary services revenue by room nights available to guests for the period. Hospitality metrics do not include the results of the W Austin, which is included in the Entertainment segment.

Calculation of GAAP Margin Figures

We calculate net income available to common stockholders margin by dividing GAAP consolidated net income available to common stockholders by GAAP consolidated total revenue. We calculate consolidated, segment or property-level operating income margin by dividing consolidated, segment or property-level GAAP operating income by consolidated, segment or property-level GAAP revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property of the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented:

●	preopening costs;

●	non-cash lease expense;
●	equity-based compensation expense;
●	impairment charges that do not meet the NAREIT definition above;
●	credit losses on held-to-maturity securities;
●	transaction costs of acquisitions;
●	interest income on bonds;
●	loss on extinguishment of debt;
●	pension settlement charges;
●	pro rata Adjusted EBITDAre from unconsolidated joint ventures; and
●	any other adjustments we have identified herein.

We then exclude the pro rata share of Adjusted EBITDAre related to noncontrolling interests to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest.

We use EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest and segment or property-level EBITDAre and Adjusted EBITDAre to evaluate our operating performance. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP financial measures, when combined with the primary GAAP presentation of net income or operating income, as applicable, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest provides useful information to investors regarding our operating performance and debt leverage metrics.

Adjusted EBITDAre Margin and Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest by GAAP consolidated total revenue. We calculate consolidated, segment or property-level Adjusted EBITDAre Margin by dividing consolidated, segment-, or property-level Adjusted EBITDAre by consolidated, segment-, or property-level GAAP revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest and GAAP consolidated total revenue or segment or property-level GAAP revenue, as applicable.

FFO, Adjusted FFO, and Adjusted FFO Available to Common Stockholders and Unit Holders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments from unconsolidated joint ventures.

To calculate Adjusted FFO available to common stockholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:

●	right-of-use asset amortization;
●	impairment charges that do not meet the NAREIT definition above;
●	write-offs of deferred financing costs;
●	amortization of debt discounts or premiums and amortization of deferred financing costs;
●	loss on extinguishment of debt;
●	non-cash lease expense;
●	credit loss on held-to-maturity securities;
●	pension settlement charges;
●	additional pro rata adjustments from unconsolidated joint ventures;
●	(gains) losses on other assets;
●	transaction costs of acquisitions;
●	deferred income tax expense (benefit); and
●	any other adjustments we have identified herein.

FFO available to common stockholders and unit holders and Adjusted FFO available to common stockholders and unit holders exclude the ownership portion of the joint ventures not controlled or owned by the Company.

We present Adjusted FFO available to common stockholders and unit holders per diluted share/unit as a non-GAAP measure of our performance in addition to net income available to common stockholders per diluted share (calculated in accordance with GAAP). We calculate Adjusted FFO available to common stockholders and unit holders per diluted share/unit as Adjusted FFO (defined as set forth above) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of diluted shares and units outstanding during such period.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items, which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after considering the impact of our capital structure.

We caution investors that non-GAAP financial measures we present may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. The non-GAAP financial measures we present, and any related per share measures, should not be considered as alternative measures of our net income, operating performance, cash flow or liquidity. These non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that these non-GAAP financial measures can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as net income, operating income, or cash flow from operations.

Investor Relations Contacts:

Mark Fioravanti, President and Chief Executive Officer

(615) 316-6588

mfioravanti@rymanhp.com

Jennifer Hutcheson, Chief Financial Officer

(615) 316-6320

jhutcheson@rymanhp.com

Sarah Martin, Vice President, Investor Relations

(615) 316-6011

sarah.martin@rymanhp.com

Media Contact: Shannon Sullivan, Vice President, Corporate and Brand Communications (615) 316-6725 ssullivan@rymanhp.com

Ryman Hospitality Properties, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
Rooms	$213,947	$187,303	$799,306	$744,587
Food and beverage	256,626	221,523	993,954	940,827
Other hotel revenue	157,703	140,624	349,826	311,636
Entertainment	109,532	98,183	433,975	342,176
Total revenues	737,808	647,633	2,577,061	2,339,226

Operating expenses:
Rooms	48,491	45,066	190,686	179,358
Food and beverage	147,728	128,721	561,980	516,309
Other hotel expenses	213,910	195,256	613,304	555,554
Management fees, net	22,152	17,231	75,082	73,531
Total hotel operating expenses	432,281	386,274	1,441,052	1,324,752
Entertainment	75,867	68,041	323,948	241,847
Corporate	11,180	10,739	42,771	41,819
Preopening costs	1,408	1,257	2,882	4,618
(Gain) loss on sale of assets	–	–	1,296	(270)
Depreciation and amortization	74,218	60,820	278,100	235,626
Total operating expenses	594,954	527,131	2,090,049	1,848,392

Operating income	142,854	120,502	487,012	490,834

Interest expense, net of amounts capitalized	(63,580)	(53,829)	(241,270)	(225,395)
Interest income	4,421	6,172	20,299	27,977
Loss on extinguishment of debt	–	(160)	(2,922)	(2,479)
Income (loss) from unconsolidated joint ventures	(9,959)	51	(10,025)	275
Other gains and (losses), net	(324)	(261)	1,540	2,814
Income before income taxes	73,412	72,475	254,634	294,026
(Provision) benefit for income taxes	1,050	(184)	(7,324)	(13,836)
Net income	74,462	72,291	247,310	280,190

Net income attributable to noncontrolling interest in OEG	(1,127)	(3,072)	(4,919)	(6,760)
Net (income) loss attributable to other noncontrolling interests	490	(453)	1,034	(1,792)
Net income available to common stockholders	$73,825	$68,766	$243,425	$271,638

Basic income per share available to common stockholders(1)	$1.17	$1.15	$3.94	$4.54
Diluted income per share available to common stockholders(1)	$1.11	$1.13	$3.77	$4.38

Weighted average common shares for the period:
Basic(1)	63,004	59,902	61,830	59,859
Diluted(1)	67,632	63,698	65,957	63,632

(1)	Basic and diluted weighted average common shares for the three and twelve months ended December 31, 2025 include the impact of approximately 3.0 million additional shares issued on May 21, 2025. Diluted weighted average common shares for the three months ended December 31, 2025 and 2024 include 4.4 million and 3.5 million, respectively, and the twelve months ended December 31, 2025 and 2024 include 3.9 million and 3.5 million, respectively, in equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company's OEG business, which may be settled in cash or shares at the Company's option.

Ryman Hospitality Properties, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

(In thousands)

	December 31,	December 31,
	2025	2024
ASSETS:
Property and equipment, net of accumulated depreciation	$4,970,429	$4,124,382
Cash and cash equivalents - unrestricted	471,421	477,694
Cash and cash equivalents - restricted	28,759	98,534
Notes receivable, net	53,503	57,801
Trade receivables, net	105,903	94,184
Deferred income tax assets, net	67,669	70,511
Prepaid expenses and other assets	196,798	178,091
Intangible assets and goodwill, net	286,701	116,376
Total assets	$6,181,183	$5,217,573

LIABILITIES AND EQUITY:
Debt and finance lease obligations	$3,976,913	$3,378,396
Accounts payable and accrued liabilities	517,708	466,571
Dividends payable	78,819	71,444
Deferred management rights proceeds	162,901	164,658
Operating lease liabilities	158,815	135,117
Other liabilities	74,251	66,805
Noncontrolling interest in OEG	422,691	381,945
Total equity	789,085	552,637
Total liabilities and equity	$6,181,183	$5,217,573

Ryman Hospitality Properties, Inc. and Subsidiaries

Supplemental Financial Results

Adjusted EBITDAre Reconciliation

Unaudited

(In thousands)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2025		2024		2025		2024
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated:
Revenue	$737,808		$647,633		$2,577,061		$2,339,226
Net income	$74,462	10.1%	$72,291	11.2%	$247,310	9.6%	$280,190	12.0%
Interest expense, net	59,159		47,657		220,971		197,418
Provision (benefit) for income taxes	(1,050)		184		7,324		13,836
Depreciation and amortization	74,218		60,820		278,100		235,626
(Gain) loss on sale of assets	–		–		1,296		(270)
Pro rata EBITDAre from unconsolidated joint ventures	–		–		1		5
EBITDAre	206,789	28.0%	180,952	27.9%	755,002	29.3%	726,805	31.1%
Preopening costs	1,408		1,257		2,882		4,618
Non-cash lease expense	1,690		597		4,743		3,501
Equity-based compensation expense	3,284		3,167		14,061		13,891
Pension settlement charge	133		261		773		858
Interest income on Gaylord National bonds	1,025		1,113		4,277		4,616
Loss on extinguishment of debt	–		160		2,922		2,479
Transaction costs of acquisitions	6		1,209		106		1,209
Pro rata adjusted EBITDAre from unconsolidated joint ventures	9,927		(74)		9,927		(272)
Adjusted EBITDAre	224,262	30.4%	188,642	29.1%	794,693	30.8%	757,705	32.4%
Adjusted EBITDAre of noncontrolling interest	(9,773)		(9,627)		(33,399)		(31,746)
Adjusted EBITDAre, excluding noncontrolling interest	$214,489	29.1%	$179,015	27.6%	$761,294	29.5%	$725,959	31.0%

Hospitality segment:
Revenue	$628,276		$549,450		$2,143,086		$1,997,050
Operating income	$131,370	20.9%	$110,258	20.1%	$462,177	21.6%	$467,109	23.4%
Depreciation and amortization	64,625		52,918		239,857		205,189
Non-cash lease expense	1,200		983		4,334		3,932
Interest income on Gaylord National bonds	1,025		1,113		4,277		4,616
Other gains and (losses), net	–		–		3,299		3,203
Adjusted EBITDAre	$198,220	31.5%	$165,272	30.1%	$713,944	33.3%	$684,049	34.3%

Same-store Hospitality segment: (1)
Revenue	$578,160		$549,450		$2,051,503		$1,997,050
Operating income	$125,890	21.8%	$110,258	20.1%	$462,956	22.6%	$467,109	23.4%
Depreciation and amortization	55,859		52,918		220,754		205,189
Non-cash lease expense	947		983		3,784		3,932
Interest income on Gaylord National bonds	1,025		1,113		4,277		4,616
Other gains and (losses), net	–		–		3,299		3,203
Adjusted EBITDAre	$183,721	31.8%	$165,272	30.1%	$695,070	33.9%	$684,049	34.3%

Entertainment segment:
Revenue	$109,532		$98,183		$433,975		$342,176
Operating income	$22,901	20.9%	$21,208	21.6%	$68,539	15.8%	$66,192	19.3%
Depreciation and amortization	9,356		7,677		37,310		29,519
Preopening costs	1,408		1,257		2,882		4,618
Non-cash lease (revenue) expense	490		(386)		409		(431)
Equity-based compensation	748		859		3,883		3,741
Loss on sale of assets	–		–		1,296		–
Other gains and (losses), net	–		137		136		817
Transaction costs of acquisitions	6		1,209		106		1,209
Pro rata adjusted EBITDAre from unconsolidated joint ventures	(31)		(23)		(98)		7
Adjusted EBITDAre	$34,878	31.8%	$31,938	32.5%	$114,463	26.4%	$105,672	30.9%

Corporate and Other segment:
Operating loss	$(11,417)		$(10,964)		$(43,704)		$(42,467)
Depreciation and amortization	237		225		933		918
Other gains and (losses), net	(325)		(398)		(1,894)		(1,205)
Equity-based compensation	2,536		2,308		10,178		10,150
Gain on sale of assets	–		–		–		(270)
Pension settlement charge	133		261		773		858
Adjusted EBITDAre	$(8,836)		$(8,568)		$(33,714)		$(32,016)

(1)	Same-store Hospitality excludes JW Marriott Desert Ridge, which was acquired June 10, 2025.

Ryman Hospitality Properties, Inc. and Subsidiaries

Supplemental Financial Results

Funds From Operations (“FFO”) and Adjusted FFO Reconciliation

Unaudited

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income available to common stockholders	$73,825	$68,766	$243,425	$271,638
Noncontrolling interest in OP Units	463	453	1,555	1,792
Net income available to common stockholders and unit holders	74,288	69,219	244,980	273,430
Depreciation and amortization	74,093	60,773	277,728	235,437
Adjustments for noncontrolling interest	(3,005)	(2,303)	(12,147)	(8,856)
Pro rata adjustments from joint ventures	–	2	–	5
FFO available to common stockholders and unit holders	145,376	127,691	510,561	500,016

Right-of-use asset amortization	125	47	372	189
Non-cash lease expense	1,690	597	4,743	3,501
Pension settlement charge	133	261	773	858
Pro rata adjustments from joint ventures	9,927	(74)	9,927	(272)
(Gain) loss on other assets	–	–	1,296	(270)
Amortization of deferred financing costs	3,164	2,660	11,926	10,655
Amortization of debt discounts and premiums	387	545	1,762	2,397
Loss on extinguishment of debt	–	160	2,922	2,479
Adjustments for noncontrolling interest	(3,587)	(1,117)	(7,226)	(3,137)
Transaction costs of acquisitions	6	1,209	106	1,209
Deferred tax provision (benefit)	(2,649)	(519)	2,430	10,196
Adjusted FFO available to common stockholders and unit holders	$154,572	$131,460	$539,592	$527,821

Basic net income per share(1)	$1.17	$1.15	$3.94	$4.54
Diluted net income per share(1)	$1.11	$1.13	$3.77	$4.38

FFO available to common stockholders and unit holders per basic share/unit(1)	$2.29	$2.12	$8.21	$8.30
Adjusted FFO available to common stockholders and unit holders per basic share/unit(1)	$2.44	$2.18	$8.67	$8.76

FFO available to common stockholders and unit holders per diluted share/unit (1)	$2.19	$2.08	$7.93	$8.05
Adjusted FFO available to common stockholders and unit holders per diluted share/unit (1)	$2.38	$2.15	$8.46	$8.54

Weighted average common shares and OP units for the period:
Basic(1)	63,399	60,297	62,225	60,254
Diluted (1)	68,027	64,093	66,352	64,027

(1)	Basic and diluted weighted average common shares for the three and twelve months ended December 31, 2025 include the impact of approximately 3.0 million additional shares issued on May 21, 2025. Diluted weighted average common shares for the three months ended December 31, 2025 and 2024 include 4.4 million and 3.5 million, respectively, and for the twelve months ended December 31, 2025 and 2024 include 3.9 million and 3.5 million, respectively, in equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company's OEG business, which may be settled in cash or shares at the Company's option.

Ryman Hospitality Properties, Inc. and Subsidiaries

Supplemental Financial Results

Hospitality Segment Adjusted EBITDAre Reconciliation and Operating Metrics

Unaudited

(In thousands)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2025		2024		2025		2024
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment:
Revenue	$628,276		$549,450		$2,143,086		$1,997,050
Operating income	$131,370	20.9%	$110,258	20.1%	$462,177	21.6%	$467,109	23.4%
Depreciation and amortization	64,625		52,918		239,857		205,189
Non-cash lease expense	1,200		983		4,334		3,932
Interest income on Gaylord National bonds	1,025		1,113		4,277		4,616
Other gains and (losses), net	–		–		3,299		3,203
Adjusted EBITDAre	$198,220	31.5%	$165,272	30.1%	$713,944	33.3%	$684,049	34.3%

Performance metrics:
Occupancy	65.7%		66.7%		68.7%		69.1%
ADR	$286.46		$267.45		$266.79		$257.81
RevPAR	$188.09		$178.37		$183.29		$178.24
OtherPAR	$364.25		$344.87		$308.15		$299.81
Total RevPAR	$552.34		$523.24		$491.44		$478.05

Same-store Hospitality segment: (1)
Revenue	$578,160		$549,450		$2,051,503		$1,997,050
Operating income	$125,890	21.8%	$110,258	20.1%	$462,956	22.6%	$467,109	23.4%
Depreciation and amortization	55,859		52,918		220,754		205,189
Non-cash lease expense	947		983		3,784		3,932
Interest income on Gaylord National bonds	1,025		1,113		4,277		4,616
Other gains and (losses), net	–		–		3,299		3,203
Adjusted EBITDAre	$183,721	31.8%	$165,272	30.1%	$695,070	33.9%	$684,049	34.3%

Performance metrics:
Occupancy	66.0%		66.7%		69.2%		69.1%
ADR	$280.98		$267.45		$265.44		$257.81
RevPAR	$185.41		$178.37		$183.73		$178.24
OtherPAR	$365.17		$344.87		$308.70		$299.81
Total RevPAR	$550.58		$523.24		$492.43		$478.05

Gaylord Opryland:
Revenue	$147,383		$138,706		$484,104		$495,552
Operating income	$48,188	32.7%	$40,807	29.4%	$144,113	29.8%	$152,896	30.9%
Depreciation and amortization	8,355		8,053		33,122		32,588
Non-cash lease revenue	(9)		(10)		(38)		(42)
Adjusted EBITDAre	$56,534	38.4%	$48,850	35.2%	$177,197	36.6%	$185,442	37.4%

Performance metrics:
Occupancy	72.3%		71.2%		69.1%		70.9%
ADR	$288.21		$272.81		$266.19		$258.62
RevPAR	$208.34		$194.35		$184.00		$183.35
OtherPAR	$346.36		$327.70		$275.25		$285.47
Total RevPAR	$554.70		$522.05		$459.25		$468.82

Gaylord Palms:
Revenue	$88,247		$79,867		$316,498		$302,371
Operating income	$16,646	18.9%	$12,420	15.6%	$62,096	19.6%	$63,228	20.9%
Depreciation and amortization	8,728		7,392		34,398		25,470
Non-cash lease expense	956		993		3,822		3,974
Adjusted EBITDAre	$26,330	29.8%	$20,805	26.0%	$100,316	31.7%	$92,672	30.6%

Performance metrics:
Occupancy	63.8%		60.3%		70.7%		64.6%
ADR	$283.58		$269.95		$258.14		$249.98
RevPAR	$181.06		$162.87		$182.45		$161.45
OtherPAR	$377.27		$342.44		$322.28		$319.43
Total RevPAR	$558.32		$505.31		$504.73		$480.88

(1)	Same-store Hospitality excludes JW Marriott Desert Ridge, which was acquired June 10, 2025.

Ryman Hospitality Properties, Inc. and Subsidiaries

Supplemental Financial Results

Hospitality Segment Adjusted EBITDAre Reconciliation and Operating Metrics

Unaudited

(In thousands)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2025		2024		2025		2024
	$	Margin	$	Margin	$	Margin	$	Margin
Gaylord Texan:
Revenue	$106,311		$109,256		$349,264		$351,151
Operating income	$31,053	29.2%	$35,373	32.4%	$100,230	28.7%	$106,416	30.3%
Depreciation and amortization	6,369		5,834		24,676		23,189
Adjusted EBITDAre	$37,422	35.2%	$41,207	37.7%	$124,906	35.8%	$129,605	36.9%

Performance metrics:
Occupancy	67.1%		74.7%		69.8%		74.6%
ADR	$277.67		$270.13		$259.13		$252.65
RevPAR	$186.41		$201.76		$180.80		$188.58
OtherPAR	$450.61		$452.90		$346.70		$340.32
Total RevPAR	$637.02		$654.66		$527.50		$528.90

Gaylord National:
Revenue	$93,917		$84,936		$336,257		$311,330
Operating income	$15,061	16.0%	$10,269	12.1%	$51,693	15.4%	$46,306	14.9%
Depreciation and amortization	8,448		8,467		33,846		33,724
Interest income on Gaylord National bonds	1,025		1,113		4,277		4,616
Other gains and (losses), net	–		–		3,299		3,203
Adjusted EBITDAre	$24,534	26.1%	$19,849	23.4%	$93,115	27.7%	$87,849	28.2%

Performance metrics:
Occupancy	63.9%		60.4%		67.4%		64.8%
ADR	$275.24		$265.94		$257.22		$251.80
RevPAR	$175.76		$160.71		$173.38		$163.16
OtherPAR	$335.68		$301.82		$288.17		$263.01
Total RevPAR	$511.44		$462.53		$461.55		$426.17

Gaylord Rockies:
Revenue	$82,612		$76,825		$313,233		$290,141
Operating income	$12,413	15.0%	$6,755	8.8%	$66,190	21.1%	$56,233	19.4%
Depreciation and amortization	15,045		14,640		59,707		57,094
Adjusted EBITDAre	$27,458	33.2%	$21,395	27.8%	$125,897	40.2%	$113,327	39.1%

Performance metrics:
Occupancy	67.4%		71.5%		75.9%		74.3%
ADR	$277.48		$252.73		$264.85		$253.11
RevPAR	$187.15		$180.80		$201.02		$188.09
OtherPAR	$411.09		$375.53		$370.71		$340.05
Total RevPAR	$598.24		$556.33		$571.73		$528.14

JW Marriott Hill Country:
Revenue	$53,718		$53,460		$227,182		$220,524
Operating income	$2,454	4.6%	$3,860	7.2%	$37,402	16.5%	$38,408	17.4%
Depreciation and amortization	8,094		7,752		31,781		30,193
Adjusted EBITDAre	$10,548	19.6%	$11,612	21.7%	$69,183	30.5%	$68,601	31.1%

Performance metrics:
Occupancy	58.5%		60.4%		67.2%		69.2%
ADR	$310.71		$301.63		$329.16		$317.32
RevPAR	$181.62		$182.17		$221.06		$219.58
OtherPAR	$401.10		$397.76		$400.11		$381.74
Total RevPAR	$582.72		$579.93		$621.17		$601.32

Ryman Hospitality Properties, Inc. and Subsidiaries

Supplemental Financial Results

Hospitality Segment Adjusted EBITDAre Reconciliation and Operating Metrics

Unaudited

(In thousands)

	Three Months Ended					Year Ended
	December 31,					December 31,
	2025		2024			2025		2024
	$	Margin	$		Margin	$	Margin	$		Margin
JW Marriott Desert Ridge:
Revenue	$50,116			$–		$91,583			$–
Operating income (loss)	$5,480	10.9%		$–	N/A %	$(779)	(0.9)%		$–	N/A %
Depreciation and amortization	8,766			–		19,103			–
Non-cash lease expense	253			–		550			–
Adjusted EBITDAre	$14,499	28.9%		$–	N/A %	$18,874	20.6%		$–	N/A %

Performance metrics:
Occupancy	61.7%			N/A %		57.7%			N/A %
ADR	$356.94		$	N/A		$301.38		$	N/A
RevPAR	$220.26		$	N/A		$173.85		$	N/A
OtherPAR	$353.16		$	N/A		$296.41		$	N/A
Total RevPAR	$573.42		$	N/A		$470.26		$	N/A

The AC Hotel at National Harbor:
Revenue	$2,352			$3,032		$11,492			$12,647
Operating income (loss)	$(82)	(3.5)%		$383	12.6%	$1,042	9.1%		$2,247	17.8%
Depreciation and amortization	225			230		894			933
Adjusted EBITDAre	$143	6.1%		$613	20.2%	$1,936	16.8%		$3,180	25.1%

Performance metrics:
Occupancy	46.2%			60.8%		55.6%			59.9%
ADR	$258.80			$242.95		$258.26			$258.45
RevPAR	$119.68			$147.78		$143.67			$154.77
OtherPAR	$13.47			$23.86		$20.32			$25.20
Total RevPAR	$133.15			$171.64		$163.98			$179.97

The Inn at Opryland: (1)
Revenue	$3,620			$3,368		$13,473			$13,334
Operating income	$157	4.3%		$391	11.6%	$190	1.4%		$1,375	10.3%
Depreciation and amortization	595			550		2,330			1,998
Adjusted EBITDAre	$752	20.8%		$941	27.9%	$2,520	18.7%		$3,373	25.3%

Performance metrics:
Occupancy	55.5%			53.3%		52.8%			53.8%
ADR	$170.66			$159.49		$171.46			$169.90
RevPAR	$94.65			$84.96		$90.51			$91.40
OtherPAR	$35.25			$35.84		$31.30			$28.84
Total RevPAR	$129.90			$120.80		$121.82			$120.24

(1)	Includes other hospitality revenue and expense.

Ryman Hospitality Properties, Inc. and Subsidiaries

Supplemental Financial Results

Earnings Per Share, FFO Per Share and Adjusted FFO Per Share Calculations

Unaudited

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Earnings per share:

Numerator:
Net income available to common stockholders	$73,825	$68,766	$243,425	$271,638
Net income attributable to noncontrolling interest in OEG	1,127	3,072	4,919	6,760
Net income available to common stockholders - if-converted method	$74,952	$71,838	$248,344	$278,398

Denominator:
Weighted average shares outstanding - basic	63,004	59,902	61,830	59,859
Effect of dilutive equity-based compensation	183	265	184	281
Effect of dilutive put rights (1)	4,445	3,531	3,943	3,492
Weighted average shares outstanding - diluted	67,632	63,698	65,957	63,632

Basic income per share available to common stockholders	$1.17	$1.15	$3.94	$4.54
Diluted income per share available to common stockholders (1)	$1.11	$1.13	$3.77	$4.38

FFO per share/unit:

Numerator:
FFO available to common stockholders and unit holders	$145,376	$127,691	$510,561	$500,016
Net income attributable to noncontrolling interest in OEG	1,127	3,072	4,919	6,760
FFO adjustments for noncontrolling interest in OEG	2,627	2,303	10,435	8,856
FFO available to common stockholders and unit holders - if-converted method	$149,130	$133,066	$525,915	$515,632

Denominator:
Weighted average shares and OP units outstanding - basic	63,399	60,297	62,225	60,254
Effect of dilutive equity-based compensation	183	265	184	281
Effect of dilutive put rights (1)	4,445	3,531	3,943	3,492
Weighted average shares and OP units outstanding - diluted	68,027	64,093	66,352	64,027

FFO available to common stockholders and unit holders per basic share/unit	$2.29	$2.12	$8.21	$8.30
FFO available to common stockholders and unit holders per diluted share/unit (1)	$2.19	$2.08	$7.93	$8.05

Adjusted FFO per share/unit:

Numerator:
Adjusted FFO available to common stockholders and unit holders	$154,572	$131,460	$539,592	$527,821
Net income attributable to noncontrolling interest in OEG	1,127	3,072	4,919	6,760
FFO adjustments for noncontrolling interest in OEG	2,627	2,303	10,435	8,856
Adjusted FFO adjustments for noncontrolling interest in OEG	3,587	1,117	6,266	3,137
Adjusted FFO available to common stockholders and unit holders - if-converted method	$161,913	$137,952	$561,212	$546,574

Denominator:
Weighted average shares and OP units outstanding - basic	63,399	60,297	62,225	60,254
Effect of dilutive equity-based compensation	183	265	184	281
Effect of dilutive put rights (1)	4,445	3,531	3,943	3,492
Weighted average shares and OP units outstanding - diluted	68,027	64,093	66,352	64,027

Adjusted FFO available to common stockholders and unit holders per basic share/unit	$2.44	$2.18	$8.67	$8.76
Adjusted FFO available to common stockholders and unit holders per diluted share/unit (1)	$2.38	$2.15	$8.46	$8.54

(1)	Includes equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)

Unaudited

($ in thousands, except per share data)

	Guidance Range
	For Full Year 2026(1)
	Low	High	Midpoint
Consolidated:
Net income	$260,000	$273,000	$266,500
Provision for income taxes	10,500	13,000	11,750
Interest expense, net	246,750	257,500	252,125
Depreciation and amortization	296,500	312,000	304,250
EBITDAre	$813,750	$855,500	$834,625
Non-cash lease expense	3,250	5,000	4,125
Preopening costs	4,500	5,500	5,000
Equity-based compensation expense	15,000	17,000	16,000
Pension settlement charge	4,000	4,500	4,250
Interest income on Gaylord National bonds	3,500	4,500	4,000
Loss on extinguishment of debt	2,000	3,000	2,500
Adjusted EBITDAre	$846,000	$895,000	$870,500

Hospitality segment:
Operating income	$497,000	$516,500	$506,750
Depreciation and amortization	258,000	270,000	264,000
Non-cash lease expense	3,500	5,000	4,250
Interest income on Gaylord National bonds	3,500	4,500	4,000
Other gains and (losses), net	3,000	4,000	3,500
Adjusted EBITDAre	$765,000	$800,000	$782,500

Hospitality segment (same-store)(2)
Operating income	$466,500	$483,500	$475,000
Depreciation and amortization	224,000	234,000	229,000
Non-cash lease expense	3,000	4,000	3,500
Interest income on Gaylord National bonds	3,500	4,500	4,000
Other gains and (losses), net	3,000	4,000	3,500
Adjusted EBITDAre	$700,000	$730,000	$715,000

JW Marriott Desert Ridge
Operating income	$30,500	$33,000	$31,750
Depreciation and amortization	34,000	36,000	35,000
Non-cash lease expense	500	1,000	750
Adjusted EBITDAre	$65,000	$70,000	$67,500

Entertainment segment:
Operating income	$74,750	$79,500	$77,125
Depreciation and amortization	36,500	39,500	38,000
Non-cash lease expense (revenue)	(250)	–	(125)
Preopening costs	4,500	5,500	5,000
Equity-based compensation	4,500	5,500	5,000
Adjusted EBITDAre	$120,000	$130,000	$125,000

Corporate and Other segment:
Operating loss	$(50,500)	$(49,000)	$(49,750)
Depreciation and amortization	2,000	2,500	2,250
Equity-based compensation	10,500	11,500	11,000
Pension settlement charge	4,000	4,500	4,250
Other gains and (losses), net	(5,000)	(4,500)	(4,750)
Adjusted EBITDAre	$(39,000)	$(35,000)	$(37,000)

(1)	Includes JW Marriott Desert Ridge, except as otherwise noted. Amounts are calculated based on unrounded numbers.
(2)	Same-store Hospitality excludes JW Marriott Desert Ridge, which was acquired June 10, 2025.

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Funds From Operations (“FFO”) and Adjusted FFO

Unaudited

($ in thousands, except per share data)

	Guidance Range
	For Full Year 2026(1)
	Low	High	Midpoint
Consolidated:
Net income available to common stockholders	$250,000	$261,000	$255,500
Noncontrolling interest in OP units	1,000	2,000	1,500
Net income available to common stockholders and unit holders	$251,000	$263,000	$257,000
Depreciation and amortization	296,500	312,000	304,250
Adjustments for noncontrolling interest	(12,500)	(11,500)	(12,000)
FFO available to common stockholders and unit holders	$535,000	$563,500	$549,250
Right-of-use asset amortization	–	500	250
Non-cash lease expense	3,250	5,000	4,125
Pension settlement charge	4,000	4,500	4,250
Loss on extinguishment of debt	2,000	3,000	2,500
Adjustments for noncontrolling interest	(5,000)	(4,000)	(4,500)
Amortization of deferred financing costs	12,500	14,000	13,250
Amortization of debt discounts and premiums	1,500	2,500	2,000
Deferred tax provision	6,000	8,000	7,000
Adjusted FFO available to common stockholders and unit holders	$559,250	$597,000	$578,125

Net income available to common stockholders per diluted share (2)	$3.80	$3.93	$3.87
Adjusted FFO available to common stockholders and unit holders per diluted share/unit (2)	$8.50	$9.00	$8.75

Estimated weighted average shares outstanding - diluted (in millions) (2)	68.4	68.4	68.4
Estimated weighted average shares and OP units outstanding - diluted (in millions) (2)	68.8	68.8	68.8

(1)	Includes JW Marriott Desert Ridge, except as otherwise noted. Amounts are calculated based on unrounded numbers.
(2)	Includes equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Earnings Per Share and Adjusted FFO Per Share

Unaudited

(dollars in thousands, except per share data)

	Guidance Range
	For Full Year 2026
	Low	High	Midpoint
Earnings per share:
Numerator:
Net income available to common stockholders	$250,000	$261,000	$255,500
Net income attributable to noncontrolling interest in OEG	10,000	8,000	9,000
Net income available to common stockholders - if-converted method	$260,000	$269,000	$264,500

Denominator:
Estimated weighted average shares outstanding - diluted (in millions) (1)	68.4	68.4	68.4

Diluted income per share available to common stockholders	$3.80	$3.93	$3.87

Adjusted FFO per share:
Numerator:
Adjusted FFO available to common stockholders and unit holders	$559,250	$597,000	$578,125
Net income attributable to noncontrolling interest in OEG	10,000	8,000	9,000
FFO adjustments for noncontrolling interest in OEG	11,000	10,000	10,500
Adjusted FFO Adjustments for noncontrolling interest in OEG	5,000	4,000	4,500
Adjusted FFO available to common stockholders and unit holders - if-converted method	$585,250	$619,000	$602,125

Denominator:
Estimated weighted average shares and OP units outstanding - diluted (in millions) (1)	68.8	68.8	68.8

Adjusted FFO available to common stockholders and unit holders per diluted share/unit	$8.50	$9.00	$8.75

(1)	Includes equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.